                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT ("OPTION AGREEMENT") dated November 12, 2004, between EMPIRE RESORTS, INC., a Delaware corporation, having an address at
Monticello Raceway, Route 17B, Monticello, New York 12701 ("ISSUER"), and
CONCORD ASSOCIATES LIMITED PARTNERSHIP, a New York limited partnership having an address at 115 Stevens Avenue, Valhalla, New York 10595 ("GRANTEE").

                                    RECITALS

     WHEREAS, Issuer and Grantee are parties to that certain letter agreement
(as amended or supplemented from time to time, the "LETTER AGREEMENT"), dated the date hereof, pursuant to which Issuer and Grantee have set forth their agreement with respect to the Resort Properties and the Purchase Shares (as such terms are defined in the Letter Agreement); the Letter Agreement provides, among other things, that Issuer shall acquire the Resort Properties from Grantee (the
"TRANSFER") and Issuer shall issue the Purchase Shares to Grantee, in accordance with the terms and conditions set forth in the Letter Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Letter Agreement,
Grantee has required that Issuer agree, and Issuer has agreed, to grant to
Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged and agreed, the parties hereto agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms herein that are not defined in this
Option Agreement shall have the meanings set forth in Annex A hereto.

     2. THE OPTION.

     (a) GRANT OF THE OPTION. Issuer hereby grants to Grantee an irrevocable option (the "OPTION") to purchase up to 5,188,913 (as adjusted as set forth herein) authorized and unissued shares of Issuer Common Stock (the "OPTION
SHARES") at a price per share equal to $7.50 (the "EXERCISE PRICE") payable in cash as provided in Section 2(d).

     (b) OPTION TERM. The Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of (i) the consummation of the
Transfer, (ii) the date which is 180 days after the receipt by Grantee of written notice from Issuer of the occurrence of an Exercise Event and (iii) the third anniversary of the date hereof (the "OPTION TERM"); provided that with respect to clauses (ii) and (iii) of this Section 2(b), if the Option cannot be exercised before the expiration of the applicable period described in clause
(ii) or (iii) as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, or if prior notification to, or
Authorization of, any governmental or tribal authority is required in connection with such exercise, such period shall be extended so that it shall expire on the
10th Business Day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, or after such prior notification to, or Authorization of, any governmental or tribal authority is given or obtained, as the case may be; provided, that if any prior notification to, or
Authorization of, any governmental or tribal authority is required in connection with such exercise, Grantee and, if applicable, Issuer shall promptly file the required notice or application for Authorization and Grantee, with the cooperation of Issuer, shall expeditiously process the same. If the Option is not theretofore exercised, in whole or in part, the rights and obligations set forth in this Option Agreement shall terminate at the expiration of the Option
Term.

     (c) EXERCISE OF THE OPTION.

     (i) Grantee may exercise the Option, in whole or in part, at any time and from time to time during the Option Term. Notwithstanding the expiration of the
Option Term, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option Term.

     (ii) If Grantee wishes to exercise the Option, it shall send a written notice (an "EXERCISE NOTICE") (the date of which being herein referred to as the
"NOTICE DATE") to Issuer specifying (A) the total number of the Option Shares it intends to purchase pursuant to such exercise and (B) a place and a date (the
"OPTION CLOSING DATE") not earlier than three Business Days nor later than 60 calendar days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "OPTION CLOSING").

     (iii) If the Option Closing cannot be effected by reason of any applicable judgment, decree, order, law or regulation, the Option Closing Date shall be extended to the 10th Business Day (or such earlier time as Grantee may specify)
following the expiration or termination of the restriction imposed by such judgment, decree, order, law or regulation. Without limiting the foregoing, if prior notification to, or Authorization of, any governmental or tribal authority is required in connection with the purchase of such Option Shares, Grantee and, if applicable, Issuer shall promptly file the required notice or application for
Authorization and Grantee, with the cooperation of Issuer, shall expeditiously process the same, and the Option Closing Date shall be extended to the 10th
Business Day from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such Authorization has been obtained, and in either event, any requisite waiting period has passed.

     (iv) In the event Grantee receives official notice that an Authorization of any governmental or tribal authority required for the purchase of Option Shares would not be issued or granted, Grantee shall be entitled, to the extent legally permitted, either (x) to exercise the Option in connection with the resale of
Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 5 or otherwise, or (y) to assign, in whole or in part, this
Option Agreement, or the rights, interests or obligations under this Option
Agreement, including the right to exercise the Option, to one or more third parties. The provisions of this Section 2(c) and Section 3 shall apply with appropriate adjustments to any such exercise.

     (v) Without limiting the foregoing, the parties hereto shall use their reasonable best efforts and cooperate in good faith to satisfy, comply with and/or bring to fruition, the Option Closing.

     (vi) Without limiting the foregoing, with respect to any consent required to exercise the Option and/or acquire or own any or all of the Option Shares, if the parties determine that such consent is unlikely to be obtained by Grantee, then the parties shall reasonably cooperate to restructure the transaction, with no adverse effect on either party, in such manner as to remove the impediment to such consent and to provide Grantee with the same economic benefits as currently provided in this Option Agreement.

     (d) PAYMENT AND DELIVERY OF CERTIFICATES.

     (i) At each Option Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Exercise Price multiplied by the number of the Option Shares to be purchased on such Option Closing Date.

     (ii) At each Option Closing, simultaneously with the delivery of immediately available funds as provided above, Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which the Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all claims, liens, charges, encumbrances and security interests.

     (iii) Without limiting the foregoing, upon the giving by Grantee to Issuer of an Exercise Notice and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all
United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its successor or permitted assigns.

     (e) CERTIFICATES. Certificates for the Option Shares delivered at each
Option Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO
     RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
     PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 12,
     2004. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF
     WITHOUT CHARGE UPON RECEIPT BY EMPIRE RESORTS, INC. OF A WRITTEN REQUEST
     THEREFOR.

A new certificate or certificates evidencing the same number of shares of Issuer
Common Stock will be issued to Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act.

     (f) If at the time of issuance of any Issuer Common Stock pursuant to any exercise of the Option, Issuer shall have issued any share purchase rights or similar securities to holders of Issuer Common Stock, then each Option Share purchased pursuant to the Option shall also include rights with terms substantially the same as and at least as favorable to Grantee as those issued to other holders of Issuer Common Stock.

     3. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, merger, consolidation, combination, recapitalization, conversion, exchange of shares, extraordinary or liquidating dividend or similar transaction, the type and number of shares or securities subject to the Option and the Exercise Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that
Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (b) If any additional shares of Issuer Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in
Section 3(a) above and other than Excluded Shares), the number of shares of
Issuer Common Stock then remaining subject to the Option shall be adjusted so that, after such issuance of additional shares, such number of shares then remaining subject to the Option, together with shares theretofore issued pursuant to the Option, equals 19.9% of the number of shares of Issuer Common
Stock (other than Excluded Shares) then issued and outstanding.

     (c) To the extent any of the provisions of this Option Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

     4. [Intentionally Omitted]

     5. REGISTRATION RIGHTS.

     (a) Issuer shall, if requested by Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to three registration statements under the
Securities Act in connection with the offering, sale and delivery of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including, at the sole discretion of Issuer, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Issuer shall use all best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all best efforts to cause each such registration statement to become effective as soon as practicable, to obtain all consents or waivers of other parties that are required therefor as soon as practicable and to keep such registration statement effective for such period not in excess of 180 days from the date such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for a period of time (not in excess of 60 days) if the Board of Directors of Issuer shall have determined in reasonable, good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer (but in no event shall Issuer exercise such suspension right more than once in any twelve month period). For purposes of determining whether three requests have been made under this Section 5, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which Grantee has disposed of all shares covered thereby in the manner contemplated therein shall be counted.

     (b) The Registration Expenses shall be for the account of and shall be paid by Issuer.

     (c) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the
Registration Period Issuer shall propose to register under the Securities Act the offering, sale and delivery of any shares of Issuer Common Stock for cash for its own account or for any other shareholder of Issuer, it shall, in addition to Issuer's other obligations under this Section 5, allow Grantee the right to participate in such registration and underwriting and notify Grantee in writing not less that 10 days prior to filing a registration statement under the
Securities Act (other than a filing on Form S-4 or S-8 or any successor form)
with respect to such shares; provided, however, that, unless Grantee is exercising its rights under Section 5(a) hereof, if the managing underwriter of such offering advises Issuer in writing that in its opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, Issuer shall, after fully including therein all securities to be sold by Issuer, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by persons other than Issuer.

     (d) In connection with any offering, sale and delivery of Issuer Common
Stock pursuant to a registration statement effected pursuant to this Section 5,
Issuer and Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

     6. AUTHORIZATION, ETC.

     (a) Issuer hereby represents and warrants to Grantee that:

     (i) Issuer has full corporate authority to execute and deliver this Option
Agreement and to consummate the transactions contemplated hereby;

     (ii) such execution, delivery and consummation have been authorized by the board of directors of Issuer, and no other corporate proceedings are necessary therefor;

     (iii) this Option Agreement has been duly and validly executed and delivered by Issuer and represents a valid and legally binding obligation of
Issuer, enforceable against Issuer in accordance with its terms;

     (iv) Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 5,188,913 shares of Issuer Common Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any stockholder of Issuer;

     (v) Issuer's board of directors has taken all appropriate and necessary actions such that Section 203 of the Delaware General Corporation Law is inapplicable to the execution and delivery of this Option Agreement and to the consummation of the transactions contemplated hereby;

     (vi) no other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation as in effect on the date hereof is applicable to the execution and delivery of this Option Agreement, the
Issuer Common Stock issuable hereunder or to the other transactions contemplated by this Option Agreement;

     (vii) no anti-takeover provision contained in the Issuer's certificate of incorporation or its by-laws prohibits or restricts the execution and delivery of this Option Agreement or, at the time of any exercise of the Option, will prohibit or restrict the issuance of Issuer Common Stock hereunder or the consummation of the other transactions contemplated by this Option Agreement;

     (viii) the execution, delivery and performance by Issuer of and under this
Option Agreement does not violate or breach or require any consent or approval under any law or any contract, instrument, agreement or arrangement to which
Issuer is a party or by which Issuer is bound, except for any consent or approval under any applicable law required in order for Issuer to issue the
Option Shares.

     (ix) none of Grantee or any of its affiliates shall become responsible or obligated, contingently or otherwise, for any obligations of any nature of
Issuer or any of its affiliates by virtue of the grant of this Option.

     (b) Issuer hereby agrees that, prior to the termination of the Option pursuant to Section 2(b), Issuer shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in
Section 6(a) becoming false or inaccurate.

     (c) Grantee hereby represents and warrants to Issuer that:

     (i) Grantee has full corporate authority to execute and deliver this Option
Agreement and to consummate the transactions contemplated hereby;

     (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Grantee, and no other corporate proceedings are necessary therefor;

     (iii) this Option Agreement has been duly and validly executed and delivered by Grantee and represents a valid and legally binding obligation of
Grantee, enforceable against Grantee in accordance with its terms; and

     (iv) any Issuer Common Stock acquired by Grantee upon exercise of the
Option will be acquired for its own account and not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

     (d) Grantee hereby agrees that, prior to the termination of the Option pursuant to Section 2(b), Grantee shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in
Section 6(c) becoming false or inaccurate.

     7. LISTING. If Issuer Common Stock or any other securities then subject to the Option are then listed on the NYSE or any other national securities exchange or quotation system, Issuer, upon the occurrence of an Exercise Event, will promptly file an application to list the shares of Issuer Common Stock or other securities then subject to the Option on the NYSE or such other national securities exchange or quotation system and will use its best efforts to cause such listing application to be approved as promptly as practicable.

     8. REPLACEMENT OF OPTION AGREEMENT. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Agreement (in the case of mutilation), Issuer will execute and deliver a new Option Agreement of like tenor and date. Any such new Option
Agreement shall constitute an additional contractual obligation of Issuer, whether or not the Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     9. MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in the Letter Agreement (or, when and if executed, the Additional Agreements), or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

     (b) COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     (c) GOVERNING LAW. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (d) JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this
Option Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(e) shall be deemed effective service of process on such party

     (e) NOTICES. All notices and other communications hereunder shall be in writing and be mailed first class, certified mail, return receipt requested, postage pre-paid or by nationally recognized overnight carrier (such as Federal
Express or UPS) or by facsimile, provided that a hard copy of such notice is also sent the next business day in the manner set forth above and shall be addressed as follows:

     IF TO GRANTEE:  Concord Associates Limited Partnership.
                     115 Stevens Avenue
                     New York, New York 10595
                     Attn: Louis R. Cappelli

    IF TO ISSUER:    Empire Resorts, Inc.
                     c/o Monticello Raceway
                     Route 17B
                     Monticello, New York 12701
                     Attn: Morad Tahbaz

or such other address as either party shall hereafter have specified by notice given by the same means. Any notice shall be deemed given (a) by certified mail three (3) Business Days after delivered to the carrier delivering same, delivery charges prepaid, or (b) by nationally recognized overnight carrier, the next business day after delivered to the carrier delivering same, delivery charges prepaid.

     (f) ASSIGNMENT; BINDING EFFECT. Except as provided in Section 2(c), neither this Option Agreement nor any of the rights, interests or obligations under this
Option Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party hereto, except that it may be assigned by Grantee in whole or in part to any direct or indirect wholly-owned subsidiary of Grantee, provided that Grantee shall remain liable for any obligations so assigned. Subject to the preceding sentence, this Option Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Option Agreement
(including Annex A attached hereto), the Letter Agreement (and, when and if executed, the Additional Agreements) and the Confidentiality Agreement (a)
constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Option Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

     (h) SEVERABILITY. If any term or other provision of this Option Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Option Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Option Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     (i) INTERPRETATION. When a reference is made in this Option Agreement to a
Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Option Agreement unless otherwise indicated. The headings contained in this
Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement. Whenever the words
"include", "includes" or "including" are used in this Option Agreement, they shall be deemed to be followed by the words "without limitation".

     (j) WAIVER AND AMENDMENT. Each party may waive compliance with any of the agreements or conditions of the other party contained herein. Notwithstanding the foregoing, no failure or delay by Issuer or Grantee in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No amendment, modification or waiver in respect of this Option Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     (k) SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason
Grantee or Issuer shall have failed to perform its obligations under this Option
Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

     (l) SURVIVAL. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (m) FURTHER ASSURANCES.

     (i) In the event of any exercise of the Option by Grantee, Issuer and
Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (ii) Issuer agrees to maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the
Option may be fully exercised without additional authorization of Issuer Common
Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Issuer Common Stock from
Issuer, and to issue the appropriate number of shares of Issuer Common Stock pursuant to the terms of this Option Agreement.

     (iii) Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer.

     (n) PUBLIC ANNOUNCEMENT. Grantee and Issuer will consult with each other before issuing any press release or making (n)any public statement with respect to this Option Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law, may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party.

     (o) REGULATORY APPROVALS; SECTION 16(b). If, in connection with the exercise of the Option under Section 2(b), prior notification to or
Authorization of any governmental or tribal authority is required, then the required notice or application for Authorization shall be promptly filed and/or expeditiously processed by Issuer and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to Sections 2(b),
2(c), or 5 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

                                       10

     IN WITNESS WHEREOF, Issuer and Grantee have caused this the Option
Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                    CONCORD ASSOCIATES LIMITED
                                    PARTNERSHIP
                                    By: Convention Hotels, Inc.,
                                        its general partner

                                    By: /s/  Louis R. Cappelli
                                       -----------------------------------------
                                       Name:   Louis R. Cappelli
                                       Title:  President

                                    EMPIRE RESORTS, INC.

                                    By: /s/ Morad Tahbaz
                                       -----------------------------------------
                                       Name:  Morad Tahbaz
                                       Title: President

                                                                         ANNEX A

                            SCHEDULE OF DEFINED TERMS

     The following terms when used in the Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

     "AUTHORIZATION" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any governmental or tribal authority or entity.

     "BUSINESS DAY" shall mean a day other than Saturday, Sunday or a federal holiday in New York City, New York.

     "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement, between Grantee and Issuer, dated as of November 12, 2004, as amended.

     "EXCLUDED SHARES" shall have the meaning ascribed to such term in the
Letter Agreement.

     "EXERCISE EVENT" shall mean the termination of the Letter Agreement and, when and if executed, the Additional Agreements for any reason in accordance with their respective terms, except for any termination described in the second sentence of Section 13(b) of the Letter Agreement or in Section 8(c), 13(h) or
13(i) of the Letter Agreement. For the avoidance of doubt, the termination of the Letter Agreement shall be deemed not occur in the event that the Letter
Agreement is terminated pursuant to the terms of Additional Agreements, if any, upon the execution and delivery of any such Additional Agreements and thereafter the references to Sections 8(c), 13(b), 13(h) and 13(i) of the Letter Agreement
above shall be deemed to refer to the corresponding sections, if any, of the
Additional Agreements.

     "EXERCISE NOTICE" shall have the meaning ascribed to such term in Section
2(c) herein.

     "EXERCISE PRICE" shall have the meaning ascribed to such term in Section
2(a) herein.

     "ISSUER COMMON STOCK" shall mean the common stock, par value $0.01 per share of Issuer.

     "LETTER AGREEMENT" shall have the meaning ascribed to such term in the
Recitals hereto.

     "NOTICE DATE" shall have the meaning ascribed to such term in Section 2(c)
herein.

     "OPTION" shall mean the Option granted by Issuer to Grantee pursuant to
Section 2(a) herein.

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     "OPTION CLOSING" shall have the meaning ascribed to such term in Section
2(c) herein.

     "OPTION CLOSING DATE" shall have the meaning ascribed to such term in
Section 2(c) herein.

     "OPTION SHARES" shall have the meaning ascribed to such term in Section
2(a) herein.

     "OPTION TERM" shall have the meaning ascribed to such term in Section 2(b)
herein.

     "REGISTRATION EXPENSES" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 5 hereof and any sale covered thereby (including, without limitation, any fees related to blue sky qualifications and filing fees in respect of the National
Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect of shares to be sold by Grantee.

     "REGISTRATION PERIOD" shall mean, subject to Section 5 hereof, the period of three years following the first exercise of the Option by Grantee.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "TRANSFER" shall have the meaning ascribed to such term in the Recitals hereto.

     "UNEXERCISED OPTION SHARES" shall mean, from and after the Exercise Date until the expiration of the Option Term, those the Option Shares as to which the
Option remains unexercised from time to time.

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